EXHIBIT 99.1

FOR IMMEDIATE RELEASE                               Source: Tag-It Pacific, Inc.

        TAG-IT PACIFIC, INC. ANNOUNCES EXPECTED RESTATEMENT OF FINANCIAL
              STATEMENTS FOR THE SECOND AND THIRD QUARTERS OF 2005

LOS ANGELES, CA--April 3, 2006--Tag-It Pacific, Inc. (AMEX: TAG), owner of Talon(TM) zippers and a full service trim management supplier for manufacturers of fashion apparel, today announced that it intends to restate its financial statements for the second and third quarters of 2005. The Audit Committee of the Board of Directors concluded, in consultation with management, that Tag-It's financial statements for the second and third quarters of 2005 should no longer be relied upon. Tag-It intends to restate its financial statements for the above listed periods to correct an error in the application of generally accepted accounting principles that was identified in the Company's revenue recognition on selected transactions occurring during these periods.

The restatement will correct the recording of revenues and corresponding net loss figures for the second and third quarters of 2005 as a result of a sale and inventory storage agreement that was effective in the second quarter. Management discovered the error during the preparation of its fiscal year 2005 results and has concluded that the revenue from this transaction should not have been recognized at the time of the agreement, but rather will be recognized as the inventory is delivered to the customer, its designee, or is destroyed at the direction of the customer.

Tag-It currently expects that the restatement will result in:

         o a reduction of revenues for the three and six-months ended June 30, 2005 of $2.8 million:

         o an increase in the net loss for the three and six-months ended June 30, 2005 of $1.3 million;

         o an increase in the revenues for the three months ended September 30, 2005 of $400,000, and a reduction of revenues for the nine-months ended September 30, 2005 of $2.4 million; and

         o a reduction in the net loss for the three months ended September 30, 2005 of $50,000, and an increase in the net loss for the nine-months ended September 30, 2005 of $1.2 million.

Tag-It has not completed its analysis of the restatement adjustments, and, accordingly, the effect of the restatement on all prior periods is preliminary and subject to change.

The Company intends to file an amended Form 10-Q/A reflecting the restatement for each of the quarterly periods ended June 30, 2005 and September 30, 2005 on or before April 17, 2006. The filing of Tag-It's Annual Report on Form 10-K for fiscal year 2005 will be delayed pending completion of the restated financial statements and is also expected to be filed on or before April 17, 2006.

ABOUT TAG-IT PACIFIC, INC.

Tag-It distributes zippers under its Talon(TM) brand name to manufacturers for apparel brands and retailers such as Levi Strauss & Co., Wal-Mart and JCPenney. Tag-It also supplies a full range of trim products to manufacturers of fashion apparel, specialty retailers, mass merchandisers, brand licensees and major retailers, including Levi Strauss & Co., Motherworks, Express, The Limited, New York & Co., Victoria's Secret and House of Dereon, among others.

FORWARD LOOKING STATEMENTS

With the exception of the historical information, this press release contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements in this press release include projected effects of the restatement of the Company's financial statements. Factors which could cause actual results to differ materially from these forward-looking statements include the possibility that further adjustments information that may be necessary in completion of the Company's analysis of the restatement or delays in filing of the periodic reports containing the restated financial statements. Other risks are more fully described in the Company's filings with the Securities and Exchange Commission including the Company's most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which


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should be read in  conjunction  herewith for a further  discussion  of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


CONTACT:
Tag-It Pacific, Inc.
Rayna Long, 818-444-4128
rlong@tagitpacific.com


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